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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 28, 2003, except as to the Liquidity section of Note 1, which is as of October 29, 2003, relating to the financial statements and financial statement schedule of Therma-Wave, Inc., which appears in the Current Report on Form 8-K of Therma-Wave, Inc. dated December 19, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

May 11, 2004